As filed with the Securities and Exchange Commission on August 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Registration Statement

Under

the Securities Act of 1933

Coronado Global Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1780608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Coronado Global Resources Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Christopher P. Meyering

Vice President and Chief Legal Officer
Coronado Global Resources Inc.

100 Bill Baker Way

Beckley, West Virginia 25801
 (Name and address of agent for service)

(681) 207-7263

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company Emerging growth company	☐ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Coronado Global Resources Inc., or the Registrant, hereby files this Registration Statement on Form S-8 to register an additional 3,600,000 shares of Common Stock under the Coronado Global Resources Inc. 2018 Equity Incentive Plan, or the Employee Plan, for which previously filed registration statements on Form S-8 relating to the Employee Plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-236597) and the Registration Statement on Form S-8 (Registration No. 333-249566), including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, or the Exchange Act. The following documents, filed with the Securities and Exchange Commission, or the Commission, are incorporated by reference into this Registration Statement:

(a)            the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 20, 2024;

(b)            the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the Commission on May 6, 2024 and August 5, 2024, respectively;

(c)            the Registrant’s Current Reports on Form 8-K, filed with the Commission on June 6, 2024 and August 2, 2024; and

(d)            the description of the Registrant’s common stock set forth in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, which updated the description thereof set forth in Amendment No. 2 to the Registrant’s Registration Statement on Form 10/A filed with the Commission on June 28, 2019, and all subsequently filed amendments and reports updating that description.

 All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference in this Registration Statement any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s current reports on Form 8-K unless, and except to the extent, specified in such current reports. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.            Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Coronado Global Resources Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed April 29, 2019)

4.2	Amended and Restated By-Laws of Coronado Global Resources Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed April 29, 2019)

4.3	Stockholders Agreement, dated as of September 24, 2018, by and among Coronado Global Resources Inc., Coronado Coal LLC and other affiliated entities (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 filed April 29, 2019)

4.4	Registration Rights and Sell-Down Agreement, dated as of September 24, 2018, by and among Coronado Global Resources Inc., Coronado Coal LLC and other affiliated entities (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 10 filed April 29, 2019)

4.5	Coronado Global Resources Inc. 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form 10 filed June 28, 2019)

5.1	Opinion of Jones Day

15.1	Acknowledgment Letter of Ernst & Young

23.1	Consent of Ernst & Young

23.2	Consent of Jones Day (included in Exhibit 5.1)

23.3	Consent of Barry Lay

23.4	Consent of Daniel Millers

23.5	Consent of Christopher Wilkinson

23.6	Consent of Marshall Miller & Associates, Inc.

24.1	Power of Attorney (included on signature page hereto)

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beckley, State of West Virginia, on August 26, 2024.

CORONADO GLOBAL RESOURCES INC.

By:	/s/ Douglas G. Thompson
Douglas G. Thompson
Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each of the undersigned directors and officers of the Registrant hereby constitutes and appoints each of Douglas G. Thompson, Gerhard Ziems and Christopher P. Meyering with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Douglas G. Thompson	Chief Executive Officer and Director	August 26, 2024
Douglas G. Thompson	(Principal Executive Officer)

/s/ Gerhard Ziems	Group Chief Financial Officer	August 26, 2024
Gerhard Ziems	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Garold Spindler	Executive Chair, Director	August 26, 2024
Garold Spindler

/s/ Aimee R. Allen	Director	August 26, 2024
Aimee R. Allen

/s/ Philip Christensen	Director	August 26, 2024
Philip Christensen

/s/ William Koeck	Director	August 26, 2024
William Koeck

/s/ Greg Pritchard	Director	August 26, 2024
Greg Pritchard

/s/ Laura Tyson	Director	August 26, 2024
Laura Tyson

/s/ Jan C. Wilson	Director	August 26, 2024
Jan C. Wilson